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                                                                     Exhibit 4.7


                                 AMENDMENT NO. 6
                                     TO THE
                              ROADWAY EXPRESS, INC.
                            401(k) STOCK SAVINGS PLAN
                           (EFFECTIVE JANUARY 1, 1996)

                  THIS AMENDMENT NO. 6 to the Roadway Express, Inc. 401(k) Stock Savings Plan (the "Plan") is made and executed this 13th day of November, 2000, by Roadway Express, Inc. (the "Company") to be effective, except as otherwise set forth below, as of January 17, 2001. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.

                  1. The Plan is amended by deleting all references to "Caliber Stock" and substituting therefor the phrase "FedEx Corp. Stock".

                  2. The Plan is amended by deleting all references to "Caliber Stock Fund" and substituting therefor the phrase "FedEx Stock Fund".

                  3. The Plan is amended by deleting all references to "Caliber Stock Liquidating Fund".

                  4. Section 2.61 of the Plan is amended to read as follows:

        "2.61     Valuation Date
         -----------------------

                  'Valuation Date' means each day on which all of the Trustee, the New York Stock Exchange and the National Association of Securities Dealers, Inc. Automated Quotation are open for business."

                  5. Article 7 of the Plan is amended in its entirety to read as follows:

                                  "ARTICLE VII
                                  ------------

                                   INVESTMENTS
                                   -----------

         7.1      Investment Funds
         -------------------------

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                  (a) Effective prior to July 18, 2002, the Trust Fund will be divided into the Company Stock Fund, the FedEx Stock Fund and such additional Investment Funds as the Company may in its discretion select or establish (which may be more fully described in Exhibit B). Effective on and after July 18, 2002, the Trust Fund will be divided into the Company Stock Fund and such additional Investment Funds as the Company may in its discretion select or establish (which may be more fully described in Exhibit B). Any portion of a Participant's Account which is invested in the FedEx Stock Fund as of July 17, 2002, shall, as soon as practicable thereafter, be liquidated and the proceeds transferred to the American Balanced Fund. Contributions will be invested in the Investment Funds as provided in Section 7.5. Subject to other applicable provisions of the Plan, the Trustee shall hold, manage, administer, value, invest, reinvest, account for and otherwise deal with each Investment Fund separately. The Trustee shall invest and reinvest the principal and income of each such Fund and will keep each Fund invested, without distinction between principal and income, as required under the terms of the Plan.

                  (b) Dividends, interest and other distributions received by the Trustee in respect of each Investment Fund shall be reinvested in the same Investment Fund; provided, however, that, dividends, interest and other distributions received by the Trustee in respect of the FedEx Stock Fund shall be invested solely in the Company Stock Fund.

                  (c) The Trustee, in its sole discretion, may keep such portion of each Investment Fund invested in interest-bearing cash or cash equivalents either pending the selection and purchase of suitable investments under such Fund or as the Trustee may from time to time deem to be necessary or advisable to maintain sufficient liquidity to meet the obligations of the Plan or for other reasons.

                  (d) The Committee shall adopt, and may amend from time to time, general rules of uniform application that shall provide for the administration of each Investment Fund, including, but not limited to, rules providing for (i) the method of valuing each such Investment Fund as of each applicable Valuation Date, (ii) procedures pursuant to which a Participant may elect to have all or a designated part of his Account invested in any Investment Fund (if more than one such Investment Fund is established), (iii) the method of changing any such election by either the Participant or his Death Beneficiary and the frequency with which such elections may be made, (iv) the Investment Fund in which a Participant's Account shall be invested in the absence of an effective election, and (v) any other matters that the Committee deems necessary or advisable in the administration of any Investment Fund.

         7.2  Account; Sub-Account
         -------------------------

                  The Plan Administrator shall establish and maintain, or cause to be established and maintained, an Account for each Participant, which Account will reflect, pursuant to Sub-Accounts established and maintained thereunder, the amount, if any, of the Participant's (a) Before-Tax Contributions, (b) After-Tax Contributions, (c) Matching Employer Contributions, (d) Rollover Contributions, (e) Qualified Nonelective

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         Contributions, (f) Profit Sharing Contributions and (g) Stock Bonus
         Portion. The Plan Administrator shall also maintain, or cause to be maintained, separate records that will show (i) the portion of each such Sub-Account invested in each Investment Fund and (ii) the amount of Contributions thereto, payments and withdrawals therefrom and the amount of income and losses attributable thereto. The interest of each Participant in the Trust Fund at any time shall consist of his Account balance (as determined pursuant to Section 7.4) as of the last preceding business day.

         7.3  Reports
         ------------

                  The Plan Administrator shall cause reports to be made quarterly to each Participant and to the Death Beneficiary of each deceased Participant, indicating the value of the Participant's Account as of the last business day of the immediately preceding calendar quarter. In addition, the Plan Administrator shall cause such a report to be made to each Participant who (a) requests such a report in writing (provided that only one report shall be furnished to a Participant upon such a request in any twelve (12) month period) or (b) has a Termination of Employment.

         7.4  Valuation of Investment Funds
         ----------------------------------

                  (a) The balance of each Participant's Account shall be expressed in terms of the number of shares or investment units, as applicable, including fractional shares or units, that have been allocated pursuant to this Section to each Investment Fund in such Participant's Account.

                  (b) The Trustee will, as of the close of business on each Valuation Date, determine or cause to be determined the value of each Investment Fund. Each such valuation will be made on the basis of the net income or loss to each such Investment Fund between the current Valuation Date and the last preceding Valuation Date. The net income or loss of an Investment Fund shall include interest income, dividends and other income of such Fund and shall be reduced by any expenses paid (including the fees and expenses of the Trustee and investment managers, if any, that are to be charged to such Investment Fund in accordance with the terms of the Plan) and other losses of such Fund. For this purpose, the transfer of funds to or from an Investment Fund pursuant to Sections 7.5, 7.6, 7.7 or 7.8, Contributions allocated to an Investment Fund, and payments, distributions and withdrawals from an Investment Fund to provide benefits under the Plan for Participants or Beneficiaries will not be deemed to be income or losses of the Investment Fund.

                  (c) As of each Valuation Date, the net income or loss of each Investment Fund determined pursuant to Subsection (b) of this Section shall be allocated to the Accounts of Participants in such Investment Fund in proportion to the ratio of the number of shares or units in such Fund held in such Account at any time since the immediately prior Valuation Date to the total shares or units in such Fund at any time since the immediately prior Valuation Date.

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                  (d) Except as provided in Sections 7.5, 7.6, 7.7 or 7.8, or as may otherwise be provided by the Committee, Contributions shall be credited to each Participant's Account and allocated in accordance with the investment option chosen by such Participant to the Investment
         Funds as soon as practicable after such Contribution is made.

                  (e) Notwithstanding the foregoing, the Committee may, in accordance with the applicable requirements of the Code and ERISA, (i) adopt such accounting procedures as it considers appropriate and equitable to establish a proportionate crediting of net income or loss of an Investment Fund and of Contributions made to an Investment Fund as of each Valuation Date and (ii) adopt such valuation procedures as it considers appropriate and equitable to determine the value of the shares or units, as applicable, of an Investment Fund that are necessary to effectuate the transactions contemplated by the Plan.

         7.5  Investment of Contributions
         --------------------------------

                  (a) (1) All Matching Employer Contributions made to the Plan pursuant to Section 5.1, Qualified Nonelective Contributions and Profit Sharing Contributions shall be invested in the Company Stock Fund.

                           (2) Matching employer contributions made by Roadway
                  Services, Inc. to the Roadway Services, Inc. Stock Savings and Retirement Income Plan and Trust which have been transferred to the Plan pursuant to Section 4.13 shall remain invested in the FedEx Stock Fund and the Company Stock Fund; provided; however, that, pursuant to Subsection 7.8(c), a Participant may elect to transfer any portion of such matching contributions invested at the time of such election in the FedEx Stock Fund to one or more of the other Investment Funds.

                  (b) Except as provided in Paragraphs (1) through (3) of this Subsection, each Participant may, pursuant to Sections 7.6, 7.7 and 7.8, direct that Before-Tax Contributions, After-Tax Contributions and Rollover Contributions made by or for him be invested in one or more Investment Funds; provided, however, that if a Participant fails to direct the Investment of Before-Tax Contributions, After-Tax Contributions and Rollover Contributions made by or for him, the Company directs that such contributions shall be invested in the American Balanced Fund.

                           (1) Before-Tax Contributions and After-Tax
                  Contributions made pursuant to Section 4.1 and Rollover Contributions made pursuant to Section 4.12 may not be invested in the FedEx Stock Fund;

                           (2) Until a Participant attains age fifty-five (55),
                  that portion of his Before-Tax Contributions and After-Tax Contributions that (i) have been contributed to the Plan before April 1, 1998 and (ii) have been used in determining the allocation of Matching Employer Contributions to his Account pursuant to Section 5.2 shall remain invested in the Company Stock Fund;

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                           (3) Until a Participant attains age fifty-five (55),
                  that portion of his Before-Tax Contributions and After-Tax Contributions which have been transferred to the Plan pursuant to Section 4.13 and were used in determining the allocation of matching employer contributions to his account under the Roadway Services, Inc. Stock Savings and Retirement Income Plan and Trust shall remain invested in the Company Stock Fund and the FedEx Stock Fund; provided; however, that, pursuant to Subsection 7.8(c), a Participant may elect to transfer any portion of such Before-Tax Contributions and After-Tax Contributions invested at the time of such election in the FedEx Stock Fund to one or more of the other Investment Funds.

                  (c) (1) A Participant's Stock Bonus Portion not previously diversified or eligible for diversification pursuant to Subsections 5.5(b) or (c) of the Roadway Services, Inc. Stock Bonus Plan and Trust shall remain invested in the Company Stock Fund or the FedEx Stock Fund; provided; however, that, pursuant to Subsection 7.8(c), a Participant may elect to transfer any portion of his Stock Bonus Portion invested at the time of such election in the FedEx Stock Fund to one or more of the other Investment Funds.

                           (2) A Participant's Stock Bonus Portion diversified
                  or eligible to be diversified prior to the Effective Date pursuant to Subsections 5.5(b) or (c) of the Roadway Services, Inc. Stock Bonus Plan and Trust may, pursuant to Sections 7.6 and 7.8, be invested in one or more Investment Funds (other than the FedEx Stock Fund). A Participant who has made a diversification election of his Stock Bonus Portion prior to the Effective Date may, pursuant to Sections 7.6 and 7.8, direct that any remaining amount of the one-half (1/2) permitted to be diversified (including earnings and appreciation thereon) be invested in one or more of the other Investment Funds (other than the FedEx Stock Fund).

                           (3) A Participant who attains age fifty-five (55) on
                  or after the Effective Date, may make an initial diversification election pursuant to Sections 7.6 and 7.8 to transfer an amount equal to up to one-half (1/2) of his Stock Bonus Portion to one or more Investment Funds (other than the FedEx Stock Fund). A Participant who has made a diversification election of his Stock Bonus Portion pursuant to the preceding sentence may, pursuant to Sections 7.6 and 7.8, direct that any remaining amount of the one-half (1/2) permitted to be diversified (including earnings and appreciation thereon) be invested in one or more of the other Investment Funds (other than the FedEx Stock Fund).

         7.6  Change of Investments
         --------------------------

                  (a) (1) Each Participant who is eligible to direct the investment of all or a portion of his Before-Tax Contributions, After-Tax Contributions and Rollover Contributions pursuant to Subsection 7.5(b) may, by direction to the Plan Administrator, change his investment direction with respect to such future Contributions and/or may direct that all or a portion of his Account that is attributable to such prior Contributions (including earnings and appreciation

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                  thereon) be transferred from one Investment Fund to another
                  Investment Fund; provided, however, that a Participant may not direct the transfer of any portion of his Account into the FedEx Stock Fund.

                           (2) Each Participant who is eligible to diversify or
                  has diversified any portion of his Stock Bonus Portion pursuant to Paragraphs 7.5(c)(2) or (3) may, by direction to the Plan Administrator, direct that all or a portion of his Stock Bonus Portion which is attributable to the amount eligible to be diversified or to the prior amount diversified pursuant to Paragraphs 7.5(c)(2) or (3) (including earnings and appreciation thereon) be transferred from one Investment Fund to another Investment Fund; provided, however, that a Participant may not direct the transfer of any portion of his Account into the FedEx Stock Fund.

                  (b) Notwithstanding the limitations of Section 7.5, any Participant entitled to a distribution of his Account pursuant to
         Article VIII may, by direction to the Plan Administrator, irrevocably direct that any portion of his Account not invested in the Company Stock Fund be transferred to the Company Stock Fund prior to the distribution of his Account.

         7.7  Investment Direction and Change Procedures-Future Contributions
         ---------------------------------------------------------------------

                  (a) Any change of investments for a Participant's future Contributions permitted by Paragraph 7.6(a)(1) shall be made by a Participant by providing direction to the Plan Administrator (on a form or in a manner provided by the Plan Administrator) which shall specify the portion of such Contributions to be invested in each of the Investment Funds.

                  (b) Such directions can be executed on a daily basis, or if later, as soon as practicable, in accordance with the policies and procedures for such directions established by the Plan Administrator and the Plan Trustee.

         7.8 Investment Direction and Change Procedures-Prior Contributions
         ------------------------------------------------------------------

                  (a) Any direction to transfer all or a portion of a Participant's Account among the Investment Funds relating to a Participant's prior Contributions permitted by Paragraph 7.6(a)(1) and/or all or a portion of a Participant's Stock Bonus Portion among the Investments Funds permitted by Paragraph 7.6(a)(2) shall be made by a Participant by providing direction to the Plan Administrator (on a form or in a manner provided by the Plan Administrator) which shall specify the portion of the Investment Fund (in units or shares, as applicable) to be transferred and the Investment Fund(s) into which it is to be transferred and, in the case of a transfer of a Participant's Stock Bonus Portion, the percentage of the Participant's Stock Bonus Portion to be transferred.

                  (b) Such directions can be executed on a daily basis, or if later, as soon as practicable, in accordance with the policies and procedures for such directions established by the Plan Administrator and the Plan Trustee.

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                  (c) Until July 18, 2002, a Participant may, with respect to the portion of his Account invested in the FedEx Stock Fund, direct the Plan Administrator to transfer all or a portion of his Account to one or more of the other Investment Funds.

         7.9  Directions to the Trustee
         ------------------------------

                  The Plan Administrator shall give appropriate and timely directions to the Trustee in order to permit the Trustee to give effect to the investment choice and investment change elections made under Sections 7.5, 7.6, 7.7 and 7.8 and to provide funds for distributions pursuant to Article VIII.

         7.10  Voting of Allocated Company Stock and FedEx Stock
         -------------------------------------------------------

                  (a) All voting rights on shares of Company Stock and FedEx Stock held by the Trustee shall be exercised by the Trustee only as directed by the Participants (and Beneficiaries) acting in their capacity as Named Fiduciaries in accordance with the following provisions of this Section 7.10. The number of shares of Company Stock and FedEx Stock credited to a Participant's Account shall be determined as of the most recent Valuation Date for which information is readily available.

                  (b) As soon as practicable before each annual or special shareholders' meeting of the Company or Federal Express, Inc., the Trustee shall furnish or cause to be furnished to each Participant a copy of the proxy solicitation material sent generally to shareholders, together with a form to be returned to the Trustee requesting confidential instructions from the Participant, acting in his capacity as a Named Fiduciary, on how the shares of Company Stock or FedEx Stock credited to such Participant's Account and, separately, a proportionate share (based on the amount of any shares credited to his Account) of any Non-Directed Shares and Unallocated Shares (as defined below) of Company Stock or FedEx Stock held by the Trustee (including fractional shares to 1/1000th of a share) are to be voted by the Trustee. For purposes of this Section 7.10, "Non-Directed Shares" shall mean those shares credited to Participants' Accounts for which instructions are not timely received by the Trustee, as well as shares of Company Stock or FedEx Stock credited to Participants' Accounts after the Valuation Date used under this Section 7.10 for purposes of determining the number of shares credited to each Participant's Account and "Unallocated Shares" shall mean any shares of Company Stock or FedEx Stock not credited to the Participants' Accounts. The Company shall cooperate with the Trustee to insure that Participants receive the requisite information with respect to Company Stock in a timely manner. The materials furnished to the Participants shall include a notice from the Trustee explaining each Participant's right to instruct the Trustee with respect to the voting of shares of Company Stock or FedEx Stock credited to his Account, and, separately, with respect to Non-Directed Shares and Unallocated Shares. Upon timely receipt of such instructions, the Trustee (after combining votes of fractional shares to give effect to the greatest extent to Participants' instructions) shall vote the shares as instructed.

                  (c) With respect to all corporate matters submitted to shareholders, each Participant who has shares of Company Stock or FedEx Stock credited to his Account,

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         acting as a Named Fiduciary shall be entitled to direct the voting of shares of Company Stock or FedEx Stock (including fractional shares to 1/1000th of a share) credited to his Account. With respect to shares of Company Stock or FedEx Stock credited to the Account of a deceased Participant, such Participant's Beneficiary shall be entitled to direct the voting with respect to such shares as if such Beneficiary were the Participant.

                  (d) Each Participant who has shares of Company Stock or FedEx Stock credited to his Account and who is entitled to vote on any matter presented for a vote by the shareholders, as a Named Fiduciary, shall be entitled to separately direct the Trustee with respect to the vote of a portion of the Non-Directed Shares and the Unallocated Shares. Such direction shall apply to such number of votes equal to the total number of votes attributable to Non-Directed Shares and Unallocated Shares multiplied by a fraction, the numerator of which is the number of shares of Company Stock or FedEx Stock credited to the Participant's Account and the denominator of which is the total number of shares of Company Stock or FedEx Stock credited to the Accounts of all such Participants who have timely provided directions to the Trustee with respect to Non-Directed Shares and Unallocated Shares under this Subsection (d). Fractional shares shall be rounded to the nearest 1/1000th of a share.

                  (e) The instructions received by the Trustee from Participants or Beneficiaries shall be held by the Trustee in strict confidence and shall not be divulged or released to any person including directors, officers or employees of the Company or any Controlled Group Member or Federal Express, Inc. except as otherwise required by law.

         7.11  Tender of Allocated Company Stock or FedEx Stock
         -------------------------------------------------------

                  (a) APPLICABILITY. Except as otherwise expressly provided in the Plan, the Trustee shall not sell, alienate, encumber, pledge, transfer or otherwise dispose of or tender or withdraw, any shares of Company Stock or FedEx Stock held by it under the Plan. All tender or exchange decisions with respect to Company Stock or FedEx Stock shall be made by the Trustee only as directed by the Participants (and Beneficiaries), acting in their capacity as Named Fiduciaries, in accordance with the following provisions of this Section 7.11. The number of shares of Company Stock or FedEx Stock credited to a Participant's Account shall be determined as of the most recent Valuation Date for which information is readily available.

                  (b) INSTRUCTIONS TO TRUSTEE. In the event an offer shall be received by the Trustee (including a tender offer for shares of Company Stock or FedEx Stock subject to Section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under such Act, as those provisions may from time to time be amended) to purchase or exchange any shares of Company Stock or FedEx Stock held by the Trustee, the Trustee shall advise each Participant who has shares of Company Stock or FedEx Stock credited to his Account in writing of the terms of the offer as soon as practicable after its commencement and shall furnish each Participant with a form by which he may instruct the Trustee confidentially whether or not to tender or exchange shares of Company Stock or FedEx Stock credited to such Participant's Account and, separately, based on Company Stock or FedEx Stock credited to such Participant's Account, a

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         proportionate share of any Non-Directed Shares and any Unallocated
         Shares (as defined below) of Company Stock or FedEx Stock held by the Trustee (including fractional shares to 1/1000th of a share). For purposes of this Section 7.11, "Non-Directed Shares" shall mean those shares of Company Stock or FedEx Stock credited to Participants' Accounts for which instructions are not timely received by the Trustee as well as shares of Company Stock or FedEx Stock credited to Participants' Accounts after the Valuation Date used under this Section
         7.11 for purposes of determining the number of shares credited to each Participant's Account and "Unallocated Shares" shall mean any shares of Company Stock or FedEx Stock not credited to the Participants' Accounts. The materials furnished to the Participants shall include:

                           (1)    a notice from the Trustee explaining
                  Participants' rights to instruct the Trustee with respect to shares of Company Stock or FedEx Stock credited to their Accounts, and, separately, with respect to Non-Directed Shares and Unallocated Shares, as provided herein; and

                           (2) such related documents as are prepared by any person and provided to the shareholders of the Company pursuant to the Securities Exchange Act of 1934. The Company and the Trustee may also provide Participants with such other material concerning the tender or exchange offer as the Trustee or the Company in their discretion determine to be appropriate; provided, however, that prior to any distribution of materials by the Company, the Trustee shall be furnished with complete copies of all such materials. The Company shall cooperate with the Trustee to insure that Participants receive the requisite information with respect to Company Stock in a timely manner.

                  (c) TRUSTEE ACTION ON PARTICIPANT INSTRUCTIONS: ALLOCATED SHARES. Each Participant who has shares of Company Stock or FedEx Stock credited to his Account, as a Named Fiduciary, shall be entitled to direct the Trustee whether or not to tender or exchange shares of Company Stock or FedEx Stock credited to his Account (including fractional shares to 1/1000th of a share). With respect to shares of Company Stock or FedEx Stock credited to the Account of a deceased Participant, such Participant's Beneficiary shall be entitled to direct the Trustee whether or not to tender or exchange such shares as if such Beneficiary were the Participant.

                  (d) TRUSTEE ACTION ON PARTICIPANT INSTRUCTIONS: NON-DIRECTED AND UNALLOCATED SHARES. Each Participant who has shares of Company Stock or FedEx Stock credited to his Account and who is entitled to direct the Trustee whether or not to tender or exchange shares of Company Stock or FedEx Stock credited to his Account, as a Named Fiduciary, shall be entitled to separately direct the Trustee with respect to the tender or exchange of a portion of the Non-Directed Shares and the Unallocated Shares. Such directions shall apply to such number of Non-Directed Shares and Unallocated Shares equal to the total number of Non-Directed Shares and Unallocated Shares multiplied by a fraction, the numerator of which is the number of shares of Company Stock or FedEx Stock credited to the Participant's Account and the denominator of which is the total number of shares of Company Stock or FedEx Stock credited to the Accounts of all such Participants who have timely provided directions to the Trustee with respect to Non-Directed Shares and

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         Unallocated Shares under this Subsection (d). Fractional shares shall be rounded to the nearest 1/1000th of a share.

                  (e) CONFIDENTIALITY. The instructions received by the Trustee from Participants or Beneficiaries shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers or employees of the Company or any Controlled Group Member or Federal Express, Inc., except as otherwise required by law.

                  (f) WITHDRAWAL OF SHARES. In the event, under the terms of a tender offer or otherwise, any shares of Company Stock or FedEx Stock tendered for sale, exchange or transfer pursuant to such offer may be withdrawn from such offer, the Trustee shall follow such instructions respecting the withdrawal of such shares from such offer in the same manner and in the same proportion as shall be timely received by the Trustee from Participants entitled under this Section 7.11 to give instructions as to the sale, exchange or transfer of shares of Company Stock or FedEx Stock pursuant to such offer, acting in their capacity as Named Fiduciaries.

                  (g) PARTIAL OFFERS. In the event that an offer for fewer than all of the shares of Company Stock or FedEx Stock held by the Trustee shall be received by the Trustee, the total number of shares of Company Stock or FedEx Stock that the Plan sells, exchanges or transfers pursuant to such offer shall be allocated among Participants' Accounts on a pro rata basis in accordance with the directions received from Participants with respect to shares of Company Stock or FedEx Stock credited to their Accounts and Non-Directed Shares and Unallocated Shares.

                  (h) MULTIPLE OFFERS. In the event an offer shall be received by the Trustee and instructions shall be solicited from Participants pursuant to Subsections (a) to (g) hereof regarding such offer, and, prior to the termination of such offer, another offer is received by the Trustee for the shares of Company Stock or FedEx Stock subject to the first offer, the Trustee shall use its best efforts under the circumstances to solicit instructions from the Participants in their capacity as Named Fiduciaries:

                           (1) with respect to shares of Company Stock or FedEx Stock tendered for sale, exchange or transfer pursuant to the first offer, whether to withdraw such tender, if possible, and, if withdrawn, whether to tender any shares of Company Stock or FedEx Stock so withdrawn for sale, exchange or transfer pursuant to the second offer, and

                           (2) with respect to shares of Company Stock or FedEx Stock not tendered for sale, exchange or transfer pursuant to the first offer, whether to tender or not to tender such shares of Company Stock or FedEx Stock for sale, exchange or transfer pursuant to the second offer.

         The Trustee shall follow all such instructions received in a timely manner from Participants in the same manner and in the same proportion as provided in Subsections (a) to (g) hereof. With respect to any further offer for any Company Stock or FedEx Stock received by the Trustee and subject to any earlier offer (including successive offers

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



         from one or more existing offerors), the Trustee shall act in the same manner as described above in this Subsection (h).

                  (i) NO IMPACT ON ACCOUNT. A Participant's instructions to the Trustee to tender or exchange shares of Company Stock or FedEx Stock shall not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant's Account. Funds received in exchange for tendered shares of Company Stock or FedEx Stock shall be used by the Trustee to purchase Company Stock (or other employer securities within the meaning of Section 407(d) of ERISA) as soon as practicable. In the interim, the Trustee shall invest such funds in short-term investments permitted under the Plan.

                  (j) TENDER BY COMPANY. Subject to any provisions in the Plan to the contrary, in the event the Company initiates a tender or exchange offer, the Trustee may, in its sole discretion, enter into an agreement with the Company not to tender or exchange any shares of Company Stock in such offer, in which event, the foregoing provisions of this Section 7.11 shall have no effect with respect to such offer and the Trustee shall not tender or exchange any shares of Company Stock in such offer.

                  6. Section 8.7 of the Plan is amended by (i) re-designating Subsection (c) of the Plan as Subsection (d) of the Plan and (ii) the addition of a new Subsection (c) to read as follows:

                  "(c) Notwithstanding the foregoing provisions of this Section 8.7, upon prior written notice filed with the Plan Administrator, during the period commencing on January 17, 2001 and terminating on July 17, 2002, an Employee may make withdrawals from his (i) Stock Bonus Portion invested in the FedEx Stock Fund, (ii) After-Tax Contributions invested in the FedEx Stock Fund, or (iii) Company Matching Contributions invested in the FedEx Stock Fund. If an Employee makes a withdrawal from the FedEx Stock Fund in accordance with this
         Section 8.7(c), such Employee's Stock Bonus Portion invested in the FedEx Stock Fund shall first be reduced. If the amount of the withdrawal exceeds such Employee's Stock Bonus Portion invested in the FedEx Stock Fund, such Employee's After-Tax Contributions invested in the FedEx Stock Fund shall be reduced. If the amount of the withdrawal exceeds such Employee's Stock Bonus Portion invested in the FedEx Stock Fund and After-Tax Contributions invested in the FedEx Stock Fund, such Employee's Company Matching Contributions invested in the FedEx Stock Fund shall be reduced. Such withdrawals may be made in cash or in kind, at the election of the Employee, provided, however, that fractional shares may be distributed only in cash."

                  7. Effective as of June 1, 2000, Exhibit B to the Plan is hereby amended in its entirety as set forth in Exhibit B attached hereto.

                  IN WITNESS WHEREOF, the Company has caused this Amendment No. 6 to be executed by its duly appointed officers.

                             ROADWAY EXPRESS, INC.

                             By: /s/ Thomas V. Lopienski
                                 --------------------------------------------
                             Title: VP of HR and Risk Management
                                    -----------------------------------------



                             By: /s/ J. Dawson Cunningham
                                 --------------------------------------------
                             Title: Executive Vice President
                                    -----------------------------------------
                                    and Chief Financial Officer
                                    -----------------------------------------



                             By:
                                 --------------------------------------------
                             Title:
                                    -----------------------------------------

                                    EXHIBIT B
                                    ---------

               Additional Investment Funds Pursuant to Section 7.1

                               As of June 1, 2000

1.       The EB Money Market Fund

2.       Victory Intermediate Income Fund

3.       The American Balanced Fund

4.       The Fidelity Advisor Growth Opportunities Fund-Class A

5.       Neuberger & Berman Genesis-Assets

6.       American Euro-Pacific Growth

7.       Vanguard LifeStrategy Conservative

8.       Vanguard LifeStrategy Moderate Growth

9.       Vanguard LifeStrategy Growth

10.      Victory Stock Index (A Shares)

11.      Janus Twenty Fund

12.      Janus Enterprise Fund

13.      Templeton World A Fund